Exhibit 99.1
UROPLASTY, INC. ANNOUNCES
CANADIAN CLEARANCE FOR URGENT® PC UROLOGICAL & COLON-RECTAL
NEUROSTIMULATION DEVICE
MINNEAPOLIS, MN, October 27, 2005 — Uroplasty, Inc. (AMEX: UPI), a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions, today announced the company received Product Licenses from the Canadian Therapeutic Products Directorate for the Urgent® PC Neuromodulation System. These product licenses will allow Uroplasty, Inc. to market the Urgent PC Neuromodulation System components in Canada for treatment of overactive bladder symptoms of urinary urgency, urinary frequency, and urge incontinence, and for treatment of fecal incontinence. Urgent PC is the only minimally invasive nerve stimulation device for out-patient based therapies.
Sam B. Humphries, President and Chief Executive Officer, stated, “Marketing clearance in Canada represents another important step towards our goal of establishing this novel, non-surgical therapy as a vital treatment for voiding dysfunctions in markets throughout the world. This news comes just one week after the Urgent PC Neuromodulation System received marketing clearance in the United States and provides Uroplasty with a significant growth opportunity in the North American market.”
About Uroplasty, Inc.
In addition to Urgent PC, Uroplasty offers other minimally invasive products for the treatment of voiding dysfunctions, including a mid-urethral sling and proprietary soft tissue bulking products.
The I-STOP™ Mid-Urethral Sling is a biocompatible tension-free sling for the treatment of stress urinary incontinence. Stress urinary incontinence may result from urethral hypermobility, a condition in which the urethra is not properly supported by surrounding tissues and/or may result from intrinsic sphincter deficiency, a condition resulting from weakened muscles surrounding the urethra and bladder neck. The I-STOP sling provides a hammock-like support for the urethra to prevent urine leakage associated with activities such as coughing, laughing, lifting or jumping.
Macroplastique® Implants is a proprietary, implantable soft tissue bulking material sold outside the U.S. since 1991 for the treatment of both male and female urinary incontinence. When Macroplastique is injected into tissue around the urethra, it stabilizes and “bulks” tissues close to the urethra, thereby providing the surrounding muscles with increased capability to control the release of urine. Macroplastique is also used to treat vesicoureteral reflux, a predominately pediatric condition, in which the urine flows backward from the bladder to the kidney. Other proprietary, implantable soft tissue bulking agents sold by Uroplasty outside the U.S. include PTQ™ Implants for fecal incontinence, VOX® Implants for vocal cord rehabilitation and Bioplastique® Implants for dermal augmentation.
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements relating to regulatory activities, which reflect and affect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions which indicate future events and trends, identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing of our products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients; our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of clinical trials; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price.
FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Humphries.
UROPLASTY, INC.
Sam B. Humphries, President / CEO
2718 Summer Street N.E., Minneapolis, MN 55413-2820
Tel: 612-378-1180
Fax: 612-378-2027
E-mail: samh@uroplasty.com